                                                                   EXHIBIT 10.54

                                Escrow Agreement

                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT (the "Agreement") is entered into and effective as of the 26th day of August, 1996, by and among HARBINGER CORPORATION (hereinafter "Harbinger"), SYSTEM SOFTWARE ASSOCIATES, INC. (hereinafter "SSA"), and FINLEY, COLMER AND COMPANY (hereinafter "Escrow Agent").

                                   BACKGROUND

         Harbinger and SSA have entered into an Alliance Agreement dated July 21, 1995 and related First and Second Amendments (collectively, the "Alliance Agreement"). Harbinger and SSA desire to establish an escrow for the shares of Harbinger stock (the "Escrowed Shares") as provided under the Second Amendment to the Alliance Agreement, and the Escrow Agent is willing to serve as Escrow Agent upon the terms and conditions set forth herein.

         In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEPOSIT WITH ESCROW AGENT. In accordance with the Second Amendment to the Alliance Agreement, SSA shall transfer the Escrowed Shares to the Escrow Agent along with appropriate stock powers and powers of attorney, and other documents as may be reasonably requested by Escrow Agent. The Escrow Agent agrees that it will accept, in its capacity as escrow agent, the Escrowed Shares received by it from SSA and any Escrowed Funds received by it.

         2.      DISTRIBUTION OF ESCROWED SHARES AND ESCROWED FUNDS.

         (a) The Escrow Agent shall distribute the Escrowed Shares and Escrowed Funds in the amounts, at the times, and upon the following conditions as set forth in the attached EXHIBIT A.

         (b) All sales of the Escrowed Shares initiated in accordance with this Agreement shall be transacted through Alex. Brown & Sons, Inc. or such other firm as selected by SSA and reasonably acceptable to Harbinger (the "Broker"). SSA agrees to execute and deliver any and all other documents as may be reasonably requested by Broker for Broker to sell the Escrowed Shares as set forth herein.

         (c) If all Minimum Royalties due under the Alliance Agreement have been fully paid on or prior to January 31, 1997, the Escrow Agent shall return the remaining Escrowed Shares and Escrowed Funds in its possession to SSA.

         (d) Notwithstanding anything to the contrary in this Agreement, under no circumstances will the Escrowed Shares be transferred to Harbinger.

         3. DISTRIBUTION OF DIVIDENDS. Any dividends earned on the Escrowed Shares shall be applied toward the Minimum Royalties in the same manner as the proceeds of the sale of the Escrowed Shares as set forth herein.

         4. INVESTMENT OF ESCROWED FUNDS. The Escrow Agent shall invest any funds, including the proceeds of any sales of the Escrowed Shares or dividends paid thereon (the "Escrowed Funds"), not yet paid to either Harbinger or SSA pursuant to the terms of this Agreement in deposit accounts or short-term certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation or another agency of the United States government, short-term securities issued or fully guaranteed by the United States government or money market funds investing only in securities issued or fully guaranteed by the United States government. SSA shall provide the Escrow Agent with instructions from time to time concerning in which of the specific investment instruments described above the Escrowed Funds shall be invested, and the Escrow Agent shall adhere to such instructions.

         5. FEES OF ESCROW AGENT. SSA shall pay the Escrow Agent a fee of Two thousand five hundred Dollars ($2,500.00) for its services hereunder, payable upon transfer of the Escrowed Shares to the Escrow Agent, and such other reasonable fees and expenses associated with establishment of this escrow arrangement. SSA shall also pay any commissions or expenses associated with the sale of any of the Escrowed Shares.

         6.      LIABILITY OF ESCROW AGENT.

         (a) In performing any of its duties under this Agreement, or upon the claimed failure to perform its duties hereunder, the Escrow Agent shall not be liable to anyone for any damages, losses or expenses which it may incur as a result of the Escrow Agent so acting, or failing to act; provided, however, the Escrow Agent shall be liable for damages arising out of its willful default or misconduct or its gross negligence under this Agreement. Accordingly, the Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of its counsel which is given with respect to any questions relating to the duties and responsibilities of the Escrow Agent hereunder; or (ii) any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for this Escrow Agreement, not only as to its due execution and to the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, if the Escrow Agent shall in good faith believe such document to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Agreement.

         (b) The other parties hereto agree to jointly and severally indemnify and hold harmless the Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable costs of investigation and counsel fees and disbursements which may be imposed by the Escrow Agent or incurred by it in connection with its acceptance of this appointment as Escrow Agent hereunder or the performance of its duties hereunder, including, without limitation, any litigation arising from this Escrow Agreement or involving the subject matter thereof; except, that if the Escrow Agent shall be found guilty of





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willful misconduct or gross negligence under this Agreement, then, in that event, the Escrow Agent shall bear all such losses, claims, damages and expenses.

         (c) If a dispute ensues between any of the parties hereto which, in the opinion of the Escrow Agent, is sufficient to justify its doing so, the Escrow Agent shall retain legal counsel of its choice as it reasonably may deem necessary to advise it concerning its obligations hereunder and to represent it in any litigation to which it may be a part by reason of this Agreement. The Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in its hands under the terms of this Agreement, and to file such legal proceedings as it deems appropriate, and shall thereupon be discharged from all further duties under this Agreement. Any such legal action may be brought in any such court as the Escrow Agent shall determine to have jurisdiction thereof. In connection with such dispute, other parties shall jointly and severally indemnify the Escrow Agent against its court costs and reasonable attorney's fees and expenses incurred.

         (d)     The Escrow Agent may resign at any time upon giving thirty
(30) days written notice to SSA and Harbinger. If a successor escrow agent reasonably acceptable to Harbinger is not appointed by SSA within thirty (30) days after notice of resignation, the Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent and the Escrow Agent herein shall be fully relieved of all liability under this Agreement to any and all parties upon the transfer of the Escrowed Shares and all related documentation thereto, including appropriate information to assist the successor escrow agent appointed by the court.

         7. APPOINTMENT OF SUCCESSOR. SSA may, upon the delivery of thirty (30) days written notice executed by SSA, appointing a successor escrow agent to the Escrow Agent (provided such successor agent shall be reasonably acceptable to Harbinger), terminate the services of the Escrow Agent hereunder. In the event of such termination, the Escrow Agent shall immediately deliver to the successor escrow agent, all Escrowed Shares and Escrowed Funds in its possession, less any fees and expenses due to the Escrow Agent or required to be paid by the Escrow Agent to a third party pursuant to this Agreement.

         8. NOTICE. All notices, requests, demands and other communications or deliveries required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given three days after having been deposited for mailing if sent by registered mail, or certified mail return receipt requested, or delivery by courier, to the respective addresses set forth below:


         IF TO HARBINGER:
                                                 Harbinger Corporation
                                                 1055 Lenox Park Boulevard
                                                 Atlanta, Georgia 30319
                                                 Attn.: Joel Katz
                                                       Phone: (404) 841-4334
                                                       Fax: (404) 841-4316





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         IF TO SSA:                     System Software Associates, Inc.
                                        500 West Madison
                                        Chicago, Illinois 60661
                                        Attn.: Joe Skadra
                                              Phone: (312) 258-6157
                                              Fax: (312) 474-7500

         IF TO THE ESCROW AGENT:
                                        Finley, Colmer and Company
                                        115 Perimeter Center Place, Suite 640
                                        Atlanta, Georgia 30346
                                        Attn.: Peter Colmer
                                              Phone: (770) 668-0637
                                              Fax: (770) 668-0641

         9. DISPUTE RESOLUTION AND ARBITRATION. In the event of a dispute between SSA and Harbinger under this Agreement, including but not limited to a dispute over the amount of Minimum Royalties due and/or payable, the parties shall first submit the dispute for resolution by the CFOs (or comparable position) of each party. If these persons do not satisfactorily resolve the dispute within twenty-four (24) hours of such submission, then the CEOs (or comparable position) of each party shall attempt to resolve it. If the dispute is not resolved by these persons within twenty-four (24) hours of submission to them (or such longer period of time as the CEOs may mutually agree), both parties agree to submit the dispute to binding arbitration. In such case, both parties agree to the appointment of one (1) arbitrator selected by the American Arbitration Association ("AAA"). The arbitration shall be conducted in Atlanta, Georgia in accordance with the rules, regulations and procedures of the AAA, and the decision of the arbitrator shall be final and binding on both parties. SSA and Harbinger shall equally bear the costs of such arbitration.

         10.     GENERAL.

         (a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

         (b) The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         (c) This Agreement and the Alliance Agreement set forth the entire agreement and understanding of the parties with regard to this escrow transaction and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

         (d) This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any part at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. Time is of the essence of this Agreement. No waiver in





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any one or more instances by any part of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, shall be deemed to be, or construed as, a further or continuing waiver of any such condition or breach, or a waiver of any other condition or of the breach of any other terms of this Agreement.

         (e) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (f) This Agreement shall inure to the benefit of the parties hereto and their respective administrators, successors and assigns. The Escrow Agent shall be bound only by the terms of this Escrow Agreement and shall not be bound by or incur any liability with respect to any other agreement or understanding between the parties except as herein expressly provided. The Escrow Agent shall not have any duties hereunder except those specifically set forth herein.

         (g) No interest in any part to this Agreement shall be assignable in the absence of a written agreement by and between all the parties to this Agreement, executed with the same formalities as this original Agreement.


         IN WITNESS WHEREOF, the parties have duly executed this Agreement as the date first written above.


SSA:
                                             HARBINGER:

SYSTEM SOFTWARE ASSOCIATES, INC.             HARBINGER CORPORATION


- --------------------------------             ---------------------------------
Signature                                    Signature


- --------------------------------             ---------------------------------
Title                       Date             Title                        Date


ESCROW AGENT:

FINLEY, COLMER AND COMPANY


- --------------------------------
Signature

- --------------------------------
Title                       Date





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                                   EXHIBIT A

                        DISTRIBUTION OF ESCROWED SHARES


1.       The Minimum Royalties due under the Alliance Agreement are as follows:



         PERIODS                  AMOUNT           DUE DATE
         -------                  ------           --------
         First Annual Minimum:    $1,381,718       due January 1, 1996 (fully paid by SSA)

         Second Annual Minimum:   $5,741,271       due January 1, 1997

         Final Annual Minimum:    $   99,011       due January 31, 1997

         If at any time the Royalty paid by SSA to Harbinger exceeds the Minimum for that Period, then the excess in any one Period will be applied to reduce the Minimum for the next Period as set forth in Section 6.C. of the Alliance Agreement.

2. The Escrow Agent shall sell the Escrowed Shares or an appropriate portion thereof if so directed by SSA or if required by Section 3 below, and apply the proceeds of any such sale as provided in Section 3 below.

3. The proceeds from sale of the Escrowed Shares shall be applied against the outstanding Minimum Royalties and distributed by Escrow Agent as follows:

         A.      ON OR BEFORE JANUARY 1, 1997

                 If at any time on or prior to January 1, 1997, the Escrow Agent sells any of the Escrowed Shares, the net proceeds from such sale (after deducting brokerage commissions and other expenses) (the "Net Proceeds") shall be distributed as follows:

                          1. The Escrow Agent shall deduct from the Net Proceeds an amount up to the sum of the Second Annual Minimum and Final Annual Minimum ("Set-Aside Amount") and shall retain such amount for payment to Harbinger as set forth below; and

                          2. The remainder of the Net Proceeds, if any, shall be distributed to SSA.

         B.      FROM JANUARY 1, 1997 TO JANUARY 30, 1997

                          1. At any time on or after January 1, 1997, Harbinger shall notify the Escrow Agent and SSA ("Harbinger First Notice") that the Second Annual





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                 Minimum has not been fully paid as of January 1, 1997.
                 Harbinger shall include in such notice: (i) the amount of Second Annual Minimum less any applicable reductions based on royalty payments, if any, made by SSA as specified in the latest Monthly Report ("Monthly Report" as described in Sections 6.B. and 6.H. of the Alliance Agreement) submitted by SSA to Harbinger as of the Harbinger First Notice date (the "Amount Due"), and (ii) a copy of such Monthly Report. Within three (3) days after SSA's receipt of the Harbinger First Notice, SSA may notify Escrow Agent and Harbinger in writing of any dispute with the Amount Due. In the event SSA provides such notice of a dispute within this three (3) day period, the parties shall seek to resolve such dispute in accordance with
                 Section 9 of this Escrow Agreement.

                 In the event that the Escrow Agent has not received a notice of dispute from SSA within the three (3) day period specified herein, the Escrow Agent shall perform the following: (i) the Escrow Agent shall immediately pay to Harbinger such Amount Due out of the Set-Aside Amount, if any; and (ii) in the event that the Set-Aside Amount is less than the Amount Due, the Escrow Agent shall immediately sell as many Escrowed Shares (or if necessary all of them) as needed to result in the Net Proceeds that, when added to the Set-Aside Amount, equals the Amount Due, and immediately pay such Amount Due to Harbinger; provided the Escrow Agent shall immediately sell all of the remaining Escrowed Shares if the aggregate value of the remaining Escrowed Shares based on the closing price of Harbinger stock on Nasdaq on the third day of the three (3) day period specified above is less than the Amount Due and shall immediately pay the Net Proceeds therefrom to Harbinger, with the balance of any Amount Due remaining an obligation of SSA to Harbinger as set forth in the Alliance Agreement.

                          2. If at any time from January 1, 1997 to January 30, 1997, Escrow Agent sells any of the Escrowed Shares, then after satisfying the obligations under Section
                 B.1. above, any remaining Net Proceeds from such sale(s) will be distributed as follows:

                                  (i)      Escrow Agent shall deduct from the
                          remaining Net Proceeds an amount that, when added to the remaining Set-Aside Amount, equals the Final Annual Minimum (the "Final Set-Aside") and shall retain such amount for payment to Harbinger as set forth below; and

                                  (ii)     The remainder of the Net Proceeds,
                          if any, shall be distributed to SSA.

         C.      ON OR AFTER JANUARY 31, 1997

                          1. At any time on or after January 31, 1997, Harbinger shall notify the Escrow Agent and SSA ("Harbinger Second Notice") that the Final Annual Minimum has not been fully paid as of January 31, 1997. Harbinger shall include





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                 in such notice: (i) the amount of Final Annual Minimum less any applicable reductions based on royalty payments, if any, made by SSA as specified in the latest Monthly Report submitted by SSA to Harbinger as of the Harbinger Second Notice date (the "Final Amount Due"), and (ii) a copy of such Monthly Report. Within three (3) days after SSA's receipt of the Harbinger Second Notice, SSA may notify Escrow Agent and Harbinger in writing of any dispute with the Amount Due. In the event SSA provides such notice of a dispute within this three (3) day period, the parties shall seek to resolve such dispute in accordance with Section 9 of this Escrow Agreement.

                 In the event that the Escrow Agent has not received a notice of dispute from SSA within the three (3) day period specified herein, the Escrow Agent shall perform the following: (i) the Escrow Agent shall immediately pay to Harbinger such Final Amount Due out of the Final Set-Aside, if any; and (ii) in the event that the Final Set-Aside is less than the Final Amount Due, the Escrow Agent shall sell as many Escrowed Shares as needed to result in the Net Proceeds that, when added to the Final Set-Aside, equals the Final Amount Due, and immediately pay such Final Amount Due to Harbinger; provided the Escrow Agent shall immediately sell all of the remaining Escrowed Shares if the aggregate value of the remaining Escrowed Shares based on the closing price of Harbinger stock on Nasdaq on the third day of the three (3) day period specified above is less than the Final Amount Due and shall immediately pay the Net Proceeds therefrom to Harbinger, with the balance of any Final Amount Due remaining an obligation of SSA to Harbinger as set forth in the Alliance Agreement.

                          The remainder of the Escrowed Shares and/or Net
                 Proceeds, if any, shall be released and/or paid to SSA.





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